EXHIBIT 10.1

FIRST AMENDMENT TO
FINANCIAL PUBLIC RELATIONS AGREEMENT

This First Amendment to Financial Public Relations Agreement (“Amendment”), effective as of August 31, 2015, is entered into as of the 11th day of November 2015, by and between SYMBID CORP. (the “Company”) and DYNASTY WEALTH, LLC (the “Consultant”) and amends the Financial Public Relations Agreement between the Company and the Consultant dated as of July 1, 2015 (the “Agreement”). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Agreement provided for the Agreement to be terminated as of August 31, 2015, in the event that the Initial Term Market Capitalization Metric requiring the Company to have achieved Market Capitalization of $25 million or more by August 31, 2015 was not achieved; and

WHEREAS, the Initial Term Market Capitalization Metric was not achieved by August 31, 2015; and

WHEREAS, the Consultant has continued to provide financial public relations services to the Company during the period September 1, 2015 through the date of this Amendment; and

WHEREAS, the Consultant and the Company have determined to retroactively extend the Agreement from September 1, 2015 through at least December 31, 2015, by changing the Initial Term during which the Initial Term Market Capitalization Metric must be achieved from August 31, 2015 to December 31, 2015.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Section 3 of the Agreement shall be amended to read as follows:

“3.  TERM

The term of this Agreement (the “Term”) shall commence as of the Effective Date and shall continue thereafter, subject to earlier termination, through and until August 31, 2018. The initial term of this Agreement (the “Initial Term”) shall commence as of the Effective Date and shall continue thereafter through and until December 31, 2015. The Agreement may be cancelled in accordance with Paragraph 6 hereof on December 31, 2015; June 1, 2016; June 1, 2017; or June 1, 2018 in the event of the failure to timely achieve the criteria set forth in Paragraph 4 below. This Agreement is not subject to termination by either party during the Initial Term.”

2.           Section 4(a)(i) of the Agreement shall be amended to read as follows:

“i)  Notwithstanding the foregoing, the compensation payable by the Company pursuant to this paragraph 4. a) to the Consultant for the Services provided during the period July 1, 2015 through August 31, 2015 shall be paid by the Company in the form of 60,000 restricted shares of the Company’s common stock issuable on the Effective Date or as soon thereafter as practicable and the compensation to be paid by the Company pursuant to this paragraph 4a) to the Consultant for the services provided during the period September 1, 2015 through December 31, 2015 shall be paid in Company stock which shall be valued based upon the 20 day volume weighted average trading price for the Company’s shares during the 20 day period ending on December 31, 2015.”

3.           Section 4(f) of the Agreement shall be amended to read as follows:

“(f)           This Agreement shall be automatically extended from June 1, 2016 until June 1, 2017 and 170,000 warrants shall be issued to Consultant in the event that the Company shall achieve a Market Capitalization of $67.5 million or more during or before the term ending March 31, 2016.”

4.           This Amendment is hereby made part of and incorporated into the Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby.

5.           This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

[Signature Page To Follow]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

SYMBID CORP.

By:	/s/ Korstiaan Zandvliet
Korstiaan Zandvliet
Chief Executive Officer

DYNASTY WEALTH, LLC

By:	/s/ David Markowski
David Markowski
Manager